EXHIBIT 4(A)


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                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                      among

              TXU BUSINESS SERVICES COMPANY, as Initial Depositor,

                   TXU EUROPE LIMITED, as Successor Depositor,

                  __________________________, as Control Party,

                                       and

                              THE BANK OF NEW YORK,

                        THE BANK OF NEW YORK (DELAWARE),

                                 Laura Anderson,

                              --------------------,

                              --------------------,

                                       and

                        ____________________, as Trustees

                          Dated as of ________ __, 2000

                              TXU EUROPE CAPITAL I

================================================================================


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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I. Interpretation And Definitions....................................1

     SECTION 1.01   Definitions..............................................1

ARTICLE II. Trust Indenture Act.............................................10

     SECTION 2.01   Trust Indenture Act; Application........................10
     SECTION 2.02   Lists of Holders........................................11
     SECTION 2.03   Reports by the Property Trustee.........................11
     SECTION 2.04   Periodic Reports to Property Trustee....................11
     SECTION 2.05   Evidence of Compliance with Conditions Precedent........11
     SECTION 2.06   Trust Enforcement Events; Waiver........................11
     SECTION 2.07   Trust Enforcement Event; Notice.........................12

ARTICLE III. Organization...................................................13

     SECTION 3.01   Name....................................................13
     SECTION 3.02   Office..................................................13
     SECTION 3.03   Purpose.................................................13
     SECTION 3.04   Authority...............................................13
     SECTION 3.05   Title to Property of the Trust..........................13
     SECTION 3.06   Powers and Duties of the Administrative Trustees........14
     SECTION 3.07   Prohibition of Actions by the Trust and the Trustees....16
     SECTION 3.08   Powers and Duties of the Property Trustee...............17
     SECTION 3.09   Certain Duties and Responsibilities of the
                    Property Trustee........................................19
     SECTION 3.10   Certain Rights of Property Trustee......................20
     SECTION 3.11   Delaware Trustee........................................22
     SECTION 3.12   Execution of Documents..................................22
     SECTION 3.13   Not Responsible for Recitals or Issuance of Preferred
                    Trust Securities........................................22
     SECTION 3.14   Duration of Trust.......................................23
     SECTION 3.15   Mergers.................................................23


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ARTICLE IV. Successor Depositor.............................................25

     SECTION 4.01   Responsibilities of the Successor Depositor.............25
     SECTION 4.02   Indemnification and Expenses of the Trustees............25

ARTICLE V. Control Certificate..............................................26

     SECTION 5.01   Issuance of the Control Certificate.....................26
     SECTION 5.02   Transfer of the Control Certificate.....................26
     SECTION 5.03   No Economic Interest in the Trust.......................26
     SECTION 5.04   Certain Duties and Responsibilities.....................27
     SECTION 5.05   Rights and Responsibilities of the Control Party........27

ARTICLE VI. Trustees........................................................28

     SECTION 6.01   Number of Trustees......................................28
     SECTION 6.02   Delaware Trustee........................................28
     SECTION 6.03   Property Trustee; Eligibility...........................28
     SECTION 6.04   Qualifications of Administrative Trustees and
                    Delaware Trustee Generally..............................29
     SECTION 6.05   Administrative Trustees.................................29
     SECTION 6.06   Delaware Trustee........................................29
     SECTION 6.07   Appointment, Removal and Resignation of Trustees........30
     SECTION 6.08   Vacancies among Trustees................................31
     SECTION 6.09   Effect of Vacancies.....................................31
     SECTION 6.10   Meetings................................................31
     SECTION 6.11   Delegation of Power.....................................32
     SECTION 6.12   Merger, Conversion, Consolidation or
                    Succession to Business..................................32

ARTICLE VII.................................................................33

     SECTION 7.01   Distributions...........................................33

ARTICLE VIII. Issuance Of Preferred Trust Securities........................34

     SECTION 8.01   Designation and General Provisions Regarding
                    the Preferred Trust Securities..........................34
     SECTION 8.02   Redemption of Preferred Trust Securities................35
     SECTION 8.03   Redemption Procedures...................................37
     SECTION 8.04   Voting Rights of Preferred Trust Securities.............38
     SECTION 8.05   Paying Agent............................................41
     SECTION 8.06   Listing.................................................41
     SECTION 8.07   Acceptance of Guarantee and Agreements, Limited
                    Partnership Agreement...................................41

ARTICLE IX. Dissolution And Liquidation Of The Trust........................41

     SECTION 9.01   Dissolution of Trust....................................41
     SECTION 9.02   Liquidation Distribution Upon Termination and
                    Dissolution of the Trust................................42

ARTICLE X. Transfer Of Interests............................................42

     SECTION 10.01  Transfer of Preferred Trust Securities..................42
     SECTION 10.02  Transfer of Certificates................................42
     SECTION 10.03  Deemed Security Holders.................................43
     SECTION 10.04  Book-Entry Interests....................................43
     SECTION 10.05  Notices to Clearing Agency..............................44
     SECTION 10.06  Appointment of Successor Clearing Agency................44
     SECTION 10.07  Definitive Preferred Trust Security Certificates........44
     SECTION 10.08  Mutilated, Destroyed, Lost or Stolen Certificates.......45

ARTICLE XI. Limitation Of Liability Of Holders, Trustees Or Others..........45

     SECTION 11.01  Liability...............................................45
     SECTION 11.02  Exculpation.............................................46
     SECTION 11.03  Fiduciary Duty..........................................46
     SECTION 11.04  Indemnification.........................................47
     SECTION 11.05  Outside Businesses......................................49


                                      iii
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ARTICLE XII. Accounting.....................................................50

     SECTION 12.01  Fiscal Year.............................................50
     SECTION 12.02  Certain Accounting Matters..............................50
     SECTION 12.03  Banking.................................................50
     SECTION 12.04  Withholding.............................................51

ARTICLE XIII. Amendments And Meetings.......................................51

     SECTION 13.01  Amendments..............................................51
     SECTION 13.02  Meetings of the Holders; Action by Written Consent......53

ARTICLE XIV. Representations Of Property Trustee And Delaware Trustee.......55

     SECTION 14.01  Representations and Warranties of Property Trustee......55
     SECTION 14.02  Representations and Warranties of Delaware Trustee......55

ARTICLE XV. Miscellaneous...................................................56

     SECTION 15.01  Notices.................................................56
     SECTION 15.02  Governing Law...........................................57
     SECTION 15.03  Intention of the Parties................................57
     SECTION 15.04  Headings................................................57
     SECTION 15.05  Successors and Assigns..................................57
     SECTION 15.06  Partial Enforceability..................................58
     SECTION 15.07  Counterparts............................................58

 EXHIBITS

     Exhibit A-1.   ........................................................A-1
     Exhibit A-2.   ........................................................A-2


                                       iv
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                              TXU Europe Capital I

                             CROSS-REFERENCE TABLE*


              Certain Sections of this Trust Agreement relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                                  Trust Agreement
  Act Section                                                        Section
---------------                                                  ---------------

310(a)............................................................  6.03(a)
310(b)............................................................  6.03(c)
310(c)............................................................  Inapplicable
311(a)............................................................  2.02(b)
311(b)............................................................  2.02(b)
311(c)............................................................  Inapplicable
312(a)............................................................  2.02(a)
312(b)............................................................  2.02(b)
313(a)............................................................  2.03
313(b)............................................................  2.03
313(c)............................................................  2.03
313(d)............................................................  2.03
314(a)............................................................  2.04
314(b)............................................................  Inapplicable
314(c)............................................................  2.05
314(d)............................................................  Inapplicable
314(f)............................................................  Inapplicable
315(a)............................................................  3.09(b)
315(b)............................................................  2.07
315(c)............................................................  3.09(a)
315(d)............................................................  3.09(b)
316(a)............................................................  8.04(b)
316(c)............................................................  3.06(e)
317(a)............................................................  Inapplicable
317(b)............................................................  8.05
318(a)............................................................  2.01

-----------------
* This Cross-Reference Table does not constitute part of the Trust Agreement and shall not affect the interpretation of any of its terms or provisions.

     AMENDED AND RESTATED TRUST AGREEMENT, dated as of __________________, 2000, among (i) TXU Business Services Company, a corporation incorporated under the laws of the State of Texas (the "Initial Depositor"), (ii) TXU Europe Limited, a private limited company incorporated under the laws of England and Wales (the "Successor Depositor"), (iii) The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Property Trustee"), (iv) The Bank of New York (Delaware), a banking corporation duly organized and existing under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee"), (v) Laura Anderson, ____________________, ____________________ and ____________________, each an individual, and each of whose address is c/o TXU Business Services Company, 1601 Bryan Street, Dallas, Texas, 75201 (each, an "Administrative Trustee" and collectively, the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees are referred to herein each as a "Trustee" and collectively as the "Trustees"), (vi) __________________, a corporation incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of TXU Europe (the "Control Party"), and (vii) the several Holders, as hereinafter defined.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Initial Depositor, the Property Trustee, the Delaware Trustee and Laura Anderson, as initial Administrative Trustee, have heretofore duly declared and established a business trust, to be known as TXU Europe Capital I (the "Trust"), pursuant to the Delaware Business Trust Act (as defined herein) by the entering into of that certain Trust Agreement, dated as of November 22, 1999 (the "Original Trust Agreement"), and by the execution by the Property Trustee, the Delaware Trustee and Laura Anderson, as initial Administrative Trustee, and the filing with the Secretary of State of the State of Delaware of the Certificate of Trust, dated November 22, 1999; and

     WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein.

     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I.

                         Interpretation And Definitions

     SECTION 1.01   Definitions.

     Unless the context otherwise requires:

          (a) capitalized terms used in this Trust Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;


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


          (b) a term defined anywhere in this Trust Agreement has the same meaning throughout;

          (c) all references to "the Trust Agreement" or "this Trust Agreement" are to this Trust Agreement as modified, supplemented or amended from time to time;

          (d) all references in this Trust Agreement to Articles, Sections and Exhibits are to Articles and Sections of and Exhibits to this Trust Agreement unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Trust Agreement unless otherwise defined in this Trust Agreement or unless the context otherwise requires;

          (f) a reference to the singular includes the plural and vice versa;
and

          (g) a term used in this Trust Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Partnership Agreement.

     "1940 Act" means the United States Investment Company Act of 1940, as amended from time to time, or any successor legislation.

     "Additional Amounts" has the meaning set forth in the Indentures, the Preferred Trust Securities Guarantee and the Partnership Guarantee.

     "Administrative Trustee" has the meaning set forth in the first paragraph of this Trust Agreement, or means any Person appointed as successor Administrative Trustee pursuant to the terms of this Trust Agreement.

     "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act, or any successor rule thereunder.

     "Affiliate Investment Instruments" has the meaning set forth in Section 7.1 of the Limited Partnership Agreement.

     "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

     "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book-entries by a Clearing Agency as set forth in Section 10.04 of this Trust Agreement, or on the books of a Person maintaining an account within the Clearing Agency (directly as a Clearing Agency Participant or as an individual participant or otherwise, in each case in accordance with the rules of the Clearing Agency).

     "Business Day" means any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

     "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as amended from time to time, or any successor legislation.

     "Certificate" means a Preferred Trust Security Certificate.

     "Change in 1940 Act Law" means a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the Closing Date.

     "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depository for the Preferred Trust Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of beneficial interests in the Preferred Trust Securities.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of beneficial interests in securities deposited with the Clearing Agency.

     "Closing Date" means the date of execution and delivery of this Trust Agreement.

     "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

     "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Trust Agreement such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

     "Compounded Preferred Entitlements" has the meaning set forth in Section 6.2(b) of the Limited Partnership Agreement.

     "Control Certificate" has the meaning set forth in Section 5.01(a) of this Trust Agreement.

     "Control Party" has the meaning set forth in the first paragraph of this Trust Agreement, or any Person appointed successor Control Party pursuant to the terms of this Trust Agreement, which shall be a direct or indirect wholly-owned subsidiary of TXU Europe organized under the laws of any State of the United States.

     "Corporate Trust Office" means the principal corporate trust office of the Property Trustee located in New York, New York which at the date of execution of this Trust Agreement is located at 101 Barclay Street - 21W, New York, New York 10286.

     "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder.

     "Definitive Preferred Trust Security Certificates" has the meaning set forth in Section 10.04 of this Trust Agreement.

     "Delaware Trustee" has the meaning set forth in the first paragraph of this Trust Agreement, or means any Person appointed Successor Delaware Trustee pursuant to the terms of this Trust Agreement.

     "DTC" means The Depository Trust Company, the initial Clearing Agency.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

     "Fiduciary Indemnified Person" has the meaning set forth in Section 11.04(b) of this Trust Agreement.

     "Fiscal Period" has the meaning set forth in Section 1.1 of the Limited Partnership Agreement.

     "Fiscal Year" has the meaning set forth in Section 12.01 of this Trust Agreement.

     "General Partner" means TXU Europe Limited, in its capacity as the general partner of the Partnership, its permitted successors, or any successor general partner in the Partnership admitted as such pursuant to the Limited Partnership Agreement.

     "Global Certificate" has the meaning set forth in Section 10.04 of this Trust Agreement.

     "Holder" means a Person in whose name a Certificate representing a Preferred Trust Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

     "Indemnified Person" means a TXU Europe Indemnified Person or a Fiduciary Indemnified Person.

     "Indentures" has the meaning set forth in Section 1.1 of the Limited Partnership Agreement.

     "Initial Debentures" has the meaning set forth in Section 7.1(b) of the Limited Partnership Agreement.

     "Initial Depositor" has the meaning set forth in the first paragraph of this Trust Agreement.

     "Investment Affiliate" means any corporation, partnership, limited liability company or other entity (other than the Partnership or the Trust) that
(i) is controlled by TXU Europe and (ii) is not an Investment Company by reason of Section 3(a) or 3(b) of the 1940 Act or is otherwise an eligible recipient of funds directly or indirectly from the Trust pursuant to an order issued by the Commission.

     "Investment Company" means an investment company as defined in the 1940
Act.

     "Investment Guarantee" means any guarantee on a subordinated basis by TXU Europe with respect to payment of interest, principal and other payment terms of Affiliate Investment Instruments.

     "Legal Action" has the meaning set forth in Section 3.06(h) of this Trust Agreement.

     "Limited Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of TXU Europe Funding I, L.P. dated as of ________, 2000, as the same may be amended from time to time in accordance with its terms.

     "Liquidation Amount" means the stated liquidation amount of $25 per Preferred Trust Security.

     "List of Holders" has the meaning set forth in Section 2.02(a) of this Trust Agreement.

     "Majority in Liquidation Amount of the Preferred Trust Securities" means, except as provided in the terms of the Preferred Trust Securities or by the Trust Indenture Act, Holder(s) of more than 50% of the aggregate Liquidation Amount of all outstanding Preferred Trust Securities.

     "Ministerial Action" means, a ministerial action (such as filing a form or making an election or pursuing some other similar reasonable measure) which in the sole judgment of TXU Europe has or will cause no adverse effect on the Trust, the Partnership, TXU Europe or the Holders and will involve no material cost.

     "Nasdaq" means The Nasdaq Stock Market.

     "Officers' Certificate" means, with respect to any Person (who is not an individual), a certificate signed by a director, the President, a Vice President or the Treasurer, and by an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement that each such director or officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each such director or officer in rendering the Officers' Certificate;

          (c) a statement that each such director or officer has made such examination or investigation as, in such director's or officer's opinion, is necessary to enable such director or officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such director or officer, such condition or covenant has been complied with.

     "100% in Liquidation Amount of the Preferred Trust Securities" means, except as provided in the terms of the Preferred Trust Securities or by the Trust Indenture Act, Holder(s) who are the record owners of 100% of the aggregate Liquidation Amount of all outstanding Preferred Trust Securities.

     "Original Trust Agreement" has the meaning set forth in the first clause of this Trust Agreement.

     "Partnership" means TXU Europe Funding I, L.P., a Delaware limited partnership formed pursuant to the Limited Partnership Agreement.

     "Partnership Enforcement Event" has the meaning set forth in Section 6.2(h)(i) of the Limited Partnership Agreement.

     "Partnership Guarantee" means the Partnership Guarantee Agreement between TXU Europe and The Bank of New York, as trustee, dated as of _________, 2000, in favor of the holders of the Preferred Partnership Securities with respect to the Preferred Partnership Securities, as amended or supplemented from time to time.

     "Partnership Special Event" has the meaning set forth in Section 1.1 of the Limited Partnership Agreement.

     "Payment Amount" has the meaning set forth in Section 7.01(a) of this Trust Agreement.

     "Paying Agent" has the meaning set forth in Section 8.05 of this Trust Agreement.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Entitlements" has the meaning set forth in Section 6.2(b) of the Limited Partnership Agreement.

     "Preferred Partnership Securities" has the meaning set forth in Section 1.1 of the Limited Partnership Agreement.

     "Preferred Trust Securities Guarantee" means the Preferred Trust Securities Guarantee Agreement between TXU Europe and The Bank of New York, as trustee, dated as of _________________, 2000, for the benefit of the Holders, as amended or supplemented from time to time.

     "Preferred Trust Security Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant or otherwise, in each case in accordance with the rules of such Clearing Agency).

     "Preferred Trust Securities" has the meaning set forth in Section 8.01(a) of this Trust Agreement.

     "Preferred Trust Security Certificate" means a certificate representing a Preferred Trust Security substantially in the form of Exhibit A-1.

     "Property Account" has the meaning set forth in Section 3.08(c) of this Trust Agreement.

     "Property Trustee" has the meaning set forth in the first paragraph of this Trust Agreement, or any Person appointed as Successor Property Trustee pursuant to the terms of this Trust Agreement.

     "Pro Rata" means, in reference to any distributions on or redemptions of Preferred Trust Securities or the distribution of Preferred Partnership Securities or any other payment with respect to Preferred Trust Securities in connection with a Trust Special Event or liquidation of the Trust, to each Holder according to the aggregate Liquidation Amount of the Preferred Trust Securities held by the relevant Holder in relation to the aggregate Liquidation Amount of all Preferred Trust Securities outstanding.

     "Quorum" means a majority of the Administrative Trustees or, if there are only two Administrative Trustees, both of them.

     "Redemption/Distribution Notice" has the meaning set forth in Section 8.03(a) of this Trust Agreement.

     "Redemption Price" has the meaning set forth in Section 8.02(a) of this Trust Agreement.

     "Registrar and Transfer Agent" means the Person appointed by the Administrative Trustees to perform the functions described in Section 10.02 of this Trust Agreement.

     "Related Party" means, with respect to the Successor Depositor, any direct or indirect wholly owned subsidiary of the Successor Depositor or any Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Successor Depositor.

     "Responsible Officer" means, with respect to any trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, or any other officer of such trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Rule 3a-5" means Rule 3a-5 under the 1940 Act.

     "Securities Act" means the United States Securities Act of 1933, as amended from time to time, or any successor legislation.

     "Special Representative" has the meaning set forth in Section 6.2(h)(i) of the Limited Partnership Agreement.

     "Successor Delaware Trustee" has the meaning set forth in Section 6.07(b)(ii) of this Trust Agreement.

     "Successor Depositor" has the meaning set forth in the first paragraph of this Trust Agreement, or any successor entity to TXU Europe by reason of merger, consolidation or amalgamation, in its capacity as Successor Depositor.

     "Successor Entity" has the meaning set forth in Section 3.15(b)(i) of this Trust Agreement.

     "Successor Property Trustee" has the meaning set forth in Section 6.07(b)(i) of this Trust Agreement.

     "Successor Preferred Trust Securities" has the meaning set forth in Section 3.15(b)(i)(2) of this Trust Agreement.

     "Super Majority" has the meaning set forth in Section 2.06(a)(ii) of this Trust Agreement.

     "Surrendering Party" has the meaning set forth in Section 5.02(a) of this Trust Agreement.

     "Tax Action" means (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States, the United Kingdom or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of TXU Europe or any of its Affiliates, the Partnership or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Affiliate Investment Instruments, the Preferred Partnership Securities or the Preferred Trust Securities, which amendment or change is adopted, or which proposed decision, pronouncement or change is announced, or which action, clarification or challenge occurs on or after the Closing Date.

     "10% in Liquidation Amount of the Preferred Trust Securities" means, except as provided in the terms of the Preferred Trust Securities or by the Trust Indenture Act, Holder(s) who are the record owners of 10% or more of the aggregate Liquidation Amount of all outstanding Preferred Trust Securities.

     "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury Department, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Trust" has the meaning set forth in the first clause of this Trust Agreement.

     "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Amended and Restated Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Trust Agreement and any such modification, amendment or supplement, respectively.

     "Trust Enforcement Event" means the occurrence, at any time, of (i) the Trust not making distributions on the Preferred Trust Securities equal to the Preferred Entitlements, including any Compounded Preferred Entitlements, on the Preferred Partnership Securities for ______ consecutive quarterly periods, (ii) a default by TXU Europe in respect of any of its obligations under the Preferred Trust Securities Guarantee or (iii) a Partnership Enforcement Event.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

     "Trust Investment Company Event" means that TXU Europe shall have requested and received and shall have delivered to the Administrative Trustees an opinion of nationally recognized independent legal counsel in the United States experienced in such matters to the effect that as a result of the occurrence of a Change in 1940 Act Law, there is more than an insubstantial risk that the Trust is or will be considered an Investment Company which is required to be registered under the 1940 Act.

     "Trust Liquidation" has the meaning set forth in Section 9.02 of this Trust Agreement.

     "Trust Redemption Tax Opinion" means an opinion of nationally recognized independent tax counsel in the United States or the United Kingdom, as the case may be, experienced in such matters to the effect that there has been a Trust Tax Event, and that, as a result of the occurrence of such Trust Tax Event, there is more than an insubstantial risk that interest payable by an Investment Affiliate with respect to the Affiliate Investment Instruments issued by such Investment Affiliate is not, or will not be, fully deductible by such Investment Affiliate for United States federal income tax or United Kingdom corporation tax or income tax purposes.

     "Trust Special Event" means either a Trust Tax Event or a Trust Investment Company Event.

     "Trust Tax Event" means that TXU Europe (A) shall have requested, received and delivered to the Administrative Trustees an opinion of nationally recognized independent tax counsel in the United States or the United Kingdom, as the case may be, experienced in such matters to the effect that there has been a Tax Action which relates to any of the events described in clauses (i) through (iii) below, and that, as a result of the occurrence of such Tax Action, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax or United Kingdom corporation tax or income tax with respect to income accrued or received on the Preferred Partnership Securities,
(ii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (iii) interest payable by an Investment Affiliate with respect to the Affiliate Investment Instruments issued by such Investment Affiliate is not, or will not be, fully deductible by such Investment Affiliate for United States federal income tax or United Kingdom corporation tax or income tax purposes or (B) has certified to the Administrative Trustees that, as a result of a Tax Action, Additional Amounts are, or will be, payable with respect to any payments made in respect of the Affiliate Investment Instruments, any Investment Guarantee, the Partnership Guarantee or the Preferred Trust Securities Guarantee and has further certified to the Administrative Trustees that it or any Investment Affiliate, as the case may be, cannot avoid the requirement to pay such Additional Amounts by using its reasonable efforts.

     "Trustee" or "Trustees" means each Person who has signed this Trust Agreement as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

     "TXU Europe" means TXU Europe Limited, a private limited company incorporated under the laws of England and Wales, or any successor entity to TXU Europe by reason of merger, consolidation or amalgamation, in its capacity as guarantor under the Preferred Trust Securities Guarantee.

     "TXU Europe Indemnified Person" means (a) any Administrative Trustee; (b) any Affiliate of any Administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee; or (d) any officer, director, shareholder, member, partner, employee, representative or agent of the Trust or its Affiliates.

     "Underwriting Agreement" has the meaning set forth in Section 1.01 of the Limited Partnership Agreement.

                                  ARTICLE II.
                               Trust Indenture Act

     SECTION 2.01   Trust Indenture Act; Application.

          (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required and deemed to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

          (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

          (c) If and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such duties imposed by the Trust Indenture Act shall control.

          (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Preferred Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

     SECTION 2.02   Lists of Holders.

          (a) Each of the Control Party and the Administrative Trustees on behalf of the Trust shall provide the Property Trustee (i) within 14 days after each record date for payment of distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such record date, provided, that neither the Control Party nor the Administrative Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Control Party and the Administrative Trustees on behalf of the Trust, and
(ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided, that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Property Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

     SECTION 2.03   Reports by the Property Trustee.

     Within 60 days after _______ of each year commencing ________, 2000, the Property Trustee shall provide to the Holders such reports as are required by
Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313 (b), (c) and (d) of the Trust Indenture Act.

     SECTION 2.04   Periodic Reports to Property Trustee.

     Each of the Control Party and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information, if any, as are required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     SECTION 2.05   Evidence of Compliance with Conditions Precedent.

     Each of the Control Party and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     SECTION 2.06   Trust Enforcement Events; Waiver.

     (a) The Holders of a Majority in Liquidation Amount of Preferred Trust Securities may, by vote, on behalf of all the Holders, waive any past Trust Enforcement Event in respect of the Preferred Trust Securities and its consequences, provided, that if the underlying event of default or Partnership Enforcement Event:

               (i) is not waivable under the Preferred Trust Securities Guarantee or the Limited Partnership Agreement, the Trust Enforcement Event under this Trust Agreement shall also not be waivable; or

               (ii) requires the consent or vote of the Holders of greater than a Majority in Liquidation Amount of the Preferred Trust Securities to be waived under the Preferred Trust Securities Guarantee or of the holders of greater than a Majority in Liquidation Preference of the Preferred Partnership Securities to be waived under the Limited Partnership Agreement (a "Super Majority"), the Trust Enforcement Event under this Trust Agreement may only be waived by the vote of the Holders of at least the relevant Super Majority in Liquidation Amount of the Preferred Trust Securities.

The foregoing provisions of this Section 2.06(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Preferred Trust Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Trust Enforcement Event with respect to the Preferred Trust Securities arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Trust Enforcement Event with respect to the Preferred Trust Securities or impair any right consequent thereon.

          (b) A waiver of Partnership Enforcement Events under the Limited Partnership Agreement by the Property Trustee at the direction of the Holders constitutes a waiver of the corresponding Trust Enforcement Event under this Trust Agreement. The foregoing provisions of this Section 2.06(b) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Preferred Trust Securities, as permitted by the Trust Indenture Act.

     SECTION 2.07   Trust Enforcement Event; Notice.

     The Property Trustee shall, within 90 days after the occurrence of a Trust Enforcement Event, transmit by mail, first class postage prepaid, to the Holders, notices of all defaults with respect to the Preferred Trust Securities actually known to a Responsible Officer of the Property Trustee, unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.07 being hereby defined to be defaults as defined in the Preferred Trust Securities Guarantee or the Limited Partnership Agreement, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided, that except for a default in the payment of principal of (or premium, if any) or interest on any of the Affiliate Investment Instruments or in the payment of any sinking fund installment established for the Affiliate Investment Instruments, the Property Trustee shall be fully protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                                  ARTICLE III.
                                  Organization

     SECTION 3.01   Name.

     The Trust is named "TXU Europe Capital I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

     SECTION 3.02   Office.

     The address of the principal office of the Trust is c/o TXU Business Services Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201. On ten Business Days written notice to the Holders, the Administrative Trustees may designate another principal office.

     SECTION 3.03   Purpose.

     The exclusive purposes and functions of the Trust are (a) to issue the Control Certificate and the Preferred Trust Securities, (b) investing the gross proceeds from the issuance of the Preferred Trust Securities to acquire the Preferred Partnership Securities, and (c) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, mortgage or pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

     SECTION 3.04   Authority.

     Subject to the limitations provided in this Trust Agreement and to the specific duties of the Property Trustee, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Trust Agreement.

     SECTION 3.05   Title to Property of the Trust.

     Except as provided in Section 3.08 with respect to the Preferred Partnership Securities and the Property Account or as otherwise provided in this Trust Agreement, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial ownership interest in the assets of the Trust. Without prejudice to the generality of the preceding sentence, all income of the Trust shall, as it arises, be held in trust for the Holders absolutely Pro Rata to their interests in Preferred Trust Securities, such income to be distributed in accordance with the provisions of Article VII.

     SECTION 3.06   Powers and Duties of the Administrative Trustees.

     The Administrative Trustees (and, in the case of (b)(iii)-(vi) below, Robert J. Reger, Jr., as authorized representative of the Trust) shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

          (a) to issue and sell the Preferred Trust Securities in accordance with this Trust Agreement and to execute and, after authentication by the Property Trustee, deliver Preferred Trust Security Certificates; provided, however, that the Trust may issue no more than one series of Preferred Trust Securities, and, provided, further, that there shall be no interests in the Trust other than the Preferred Trust Securities;

          (b) in connection with the issue and sale of the Preferred Trust Securities,

               (i) to execute and file with the Commission a registration statement on Form S-1 prepared by the Successor Depositor, including any amendments thereto, pertaining to the Preferred Trust Securities, the Preferred Partnership Securities, the Preferred Trust Securities Guarantee and the Partnership Guarantee;

               (ii) to execute and file any documents prepared by the Control Party or take any acts as determined by the Control Party to be necessary in order to qualify or register all or part of the Preferred Trust Securities in any State of the United States in which the Control Party has determined to qualify or register such Preferred Trust Securities for sale;

               (iii) to execute and file an application, prepared by the Successor Depositor, with The New York Stock Exchange, Inc. or any other national securities exchange or the Nasdaq Stock Market's National Market for the listing upon notice of issuance of the Preferred Trust Securities and the Preferred Trust Securities Guarantee;

               (iv) to execute and file with the Commission a registration statement, including any amendments thereto, prepared by the Successor Depositor, relating to the registration of the Preferred Trust Securities, the Preferred Partnership Securities, the Preferred Trust Securities Guarantee and the Partnership Guarantee under Section 12(b) or Section 12(g) of the Exchange Act;

               (v) to execute and enter into the Underwriting Agreement and perform the duties and obligations of the Trust thereunder;

               (vi) to execute the Limited Partnership Agreement;

               (vii) to execute and enter into a letter of representations among the Trust, DTC and the Property Trustee, as agent for the Trust; and

               (viii) to take any other actions necessary or desirable to carry out any of the foregoing activities;

          (c) to acquire the Preferred Partnership Securities with the proceeds of the sale of the Preferred Trust Securities;

          (d) to give the Successor Depositor, the Control Party, and the Property Trustee prompt written notice of the occurrence of a Trust Special Event; provided, that the Administrative Trustees shall consult with the Successor Depositor, the Control Party, and the Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Trust Special Event;

          (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders and the Control Party as to such actions and applicable record dates;

          (f) to give prompt written notice to the Holders of any notice received from the Partnership of the General Partner's election not to make a current, quarterly distribution in respect of Preferred Entitlements on the Preferred Partnership Securities under the Limited Partnership Agreement;

          (g) to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to this Trust Agreement;

          (h) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.08(f), the Property Trustee has the exclusive power to bring such Legal Action;

          (i) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

          (j) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

          (k) to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

          (l) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

          (m) to act as, or appoint another Person to act as, Registrar and Transfer Agent for the Preferred Trust Securities;

          (n) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

          (o) to take any and all actions that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders or to enable the Trust to effect the purposes for which the Trust was created;

          (p) to take any action, or to take no action, not inconsistent with this Trust Agreement, the Certificate of Trust of the Trust, or with applicable law, that the Administrative Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.06, including, but not limited to:

               (i) causing the Trust and the Control Party not to be deemed to be an Investment Company required to be registered under the 1940 Act; and

               (ii) taking no action which would cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes or as other than a transparent entity for United Kingdom corporation tax and income tax purposes;

provided, that such action does not adversely affect the interests of Holders;
and

          (q) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust.

     The Administrative Trustees must exercise the powers set forth in this
Section 3.06 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.03, and the Administrative Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.03.

     Subject to this Section 3.06, the Administrative Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.08.

     Any expenses incurred by the Administrative Trustees pursuant to this
Section 3.06 shall be reimbursed by the Partnership pursuant to Section 9.1 of the Limited Partnership Agreement.

     SECTION 3.07   Prohibition of Actions by the Trust and the Trustees.

          (a) The Trust shall not, and the Trustees (including the Property Trustee) shall cause the Trust not to, engage in any activity other than as required or authorized by this Trust Agreement. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

               (i) invest any proceeds received by the Trust from holding the Preferred Partnership Securities, but shall distribute all such proceeds to Holders pursuant to the terms of this Trust Agreement;

               (ii) acquire any assets other than as expressly provided herein;

               (iii) possess Trust property for other than a Trust purpose;

               (iv) make any loans or incur any indebtedness or acquire any securities other than the Preferred Partnership Securities;

               (v) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Preferred Trust Securities in any way whatsoever;

               (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Preferred Trust Securities;

               (vii) other than as set forth herein, (A) cause the Special Representative to direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative or exercising any trust or power conferred upon the Special Representative with respect to the Preferred Partnership Securities, the Affiliate Investment Instruments and the Investment Guarantees, (B) cause the Special Representative to waive any past default that is waivable under the Limited Partnership Agreement, the Affiliate Investment Instruments or the Investment Guarantees, (C) cause the Special Representative to exercise any right to rescind or annul any declaration that the principal of, or other amounts in respect of, any Affiliate Investment Instrument or Investment Guarantee is due and payable or (D) consent to any amendment, modification or termination of the Limited Partnership Agreement or the Preferred Partnership Securities where such consent shall be required; and

               (viii) other than in connection with the dissolution and winding up of the Trust pursuant to this Trust Agreement, file a certificate of cancellation of the certificate of trust of the Trust.

     SECTION 3.08   Powers and Duties of the Property Trustee.

          (a) The legal title to the Preferred Partnership Securities shall be owned by and held of record in the name of the Trust for the benefit of the Holders.

          (b) The Property Trustee shall:

               (i) establish and maintain a segregated non-interest bearing trust account (the "Property Account") in the name of the Trust and under the exclusive control of the Property Trustee on behalf of the Holders and, upon the receipt of payments of funds made in respect of the Preferred Partnership Securities held by the Trust, deposit such funds into the Property Account and make payments to the Holders from the Property Account in accordance with
Section 7.01. Funds in the Property Account shall be held uninvested until disbursed in accordance with this Trust Agreement. The Property Account shall be an account that is maintained with a banking institution (including the Property Trustee if it qualifies hereunder) authorized to exercise corporate trust powers and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by a United States federal or state authority;

               (ii) engage in such Ministerial Action as shall be necessary or appropriate to effect the redemption of the Preferred Trust Securities to the extent the Preferred Partnership Securities are redeemed; and

               (iii) upon written notice of distribution issued by the Administrative Trustees in accordance with the terms of the Preferred Trust Securities, engage in such Ministerial Action as shall be necessary or appropriate to effect the distribution of the Preferred Partnership Securities to Holders upon the occurrence of a Trust Special Event.

          (c) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Preferred Trust Securities.

          (d) The Property Trustee may take any Legal Action which arises out of or in connection with a Trust Enforcement Event of which a Responsible Officer of the Property Trustee has actual knowledge or the Property Trustee's duties and obligations under this Trust Agreement or the Trust Indenture Act.

          (e) The Property Trustee on behalf of the Trust shall have the legal power to exercise all of the rights, powers and privileges of a holder of Preferred Partnership Securities and, if a Trust Enforcement Event occurs and is continuing of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee may, for the benefit of Holders, enforce the Trust's rights as holder of the Preferred Partnership Securities subject to the rights of the Holders pursuant to this Trust Agreement.

          (f) The Property Trustee shall continue to serve as a Trustee until either:

               (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders pursuant to this Trust Agreement; or

               (ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 6.07.

          (g) Subject to this Section 3.08, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 3.06.

          (h) The Property Trustee must exercise the powers set forth in this
Section 3.08 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.03, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.03.

     SECTION 3.09   Certain Duties and Responsibilities of the Property Trustee.

          (a) The Property Trustee, before the occurrence of any Trust Enforcement Event and after the curing or waiver of all Trust Enforcement Events that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement and no implied covenants shall be read into this Trust Agreement against the Property Trustee. In case a Trust Enforcement Event has occurred (that has not been cured or waived pursuant to Section 2.06) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of a Trust Enforcement Event and after the curing or waiving of all such Trust Enforcement Events that may have occurred:

                    (1) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Property Trustee;

                    (2) and in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement;

               (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

               (iii) subject to the requirement of the Property Trustee receiving a tax opinion as set forth in Section 8.04(d) or 8.04(e), as the case may be, the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

               (iv) no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or indemnity against such risk or liability is not reasonably assured to it;

               (v) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Preferred Partnership Securities and the Property Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

               (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Preferred Partnership Securities or the payment of any taxes or assessments levied thereon or in connection therewith;

               (vii) money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Account maintained by the Property Trustee pursuant to Section 3.08(c)(i) and except to the extent otherwise required by law; and

               (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Successor Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for any default or misconduct of the Administrative Trustees or the Successor Depositor.

     SECTION 3.10   Certain Rights of Property Trustee.

          (a) Subject to the provisions of Section 3.09:

               (i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               (ii) any direction or act of the Control Party, Successor Depositor or the Administrative Trustees acting on behalf of the Trust contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

               (iii) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Control Party, Successor Depositor or the Administrative Trustees;

               (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refilling or registration thereof;

               (v) the Property Trustee may consult with counsel or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Successor Depositor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

               (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any Holder pursuant to this Trust Agreement, unless (a) such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee and (b) the Property Trustee has obtained the legal opinions, if any, required by Section 8.04(d) or 8.04(e), as the case may be, of this Trust Agreement; provided, that, nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of a Trust Enforcement Event, of its obligation under Section 3.09;

               (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Agreement, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

               (x) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders, which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Preferred Trust Securities as would be entitled to direct the Property Trustee under the terms of the Preferred Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in conclusively relying on or acting in or accordance with such instructions; provided, however, that the Property Trustee shall not be required to take any action unless it shall have obtained such legal opinions, if any, required by Sections 8.04(d) or 8.04(e), as the case may be, of this Trust Agreement;

               (xi) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement, and

               (xii) the Property Trustee shall not be charged with knowledge of any default or Trust Enforcement Event, as the case may be, with respect to the Preferred Trust Securities unless either (A) a Responsible Officer of the Property Trustee shall have actual knowledge of the default or Trust Enforcement Event, as the case may be, or (B) written notice of such default or Trust Enforcement Event, as the case may be, shall have been given to the Property Trustee by the Successor Depositor, the Administrative Trustees or by any Holder of the Preferred Trust Securities; provided, however, that the Property Trustee shall be deemed to have such actual knowledge if the default or Trust Enforcement Event results from a failure to pay distributions on the Preferred Trust Securities as provided herein.

          (b) No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

     SECTION 3.11   Delaware Trustee.

     Notwithstanding any provision of this Trust Agreement, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Administrative Trustees or the Property Trustee described in this Trust Agreement. Except as set forth in
Section 6.02, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

     SECTION 3.12   Execution of Documents.

     Any Administrative Trustee or Robert J. Reger, Jr., as the authorized representative of the Trust, is authorized to execute on behalf of the Trust any documents that the Administrative Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.06.

     SECTION 3.13 Not Responsible for Recitals or Issuance of Preferred Trust Securities.

     The recitals contained in this Trust Agreement and the Preferred Trust Securities (except the Property Trustee's certificate of authentication) shall be taken as the statements of the Initial Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Trust Agreement or the Preferred Trust Securities. Neither the Property Trustee nor any authenticating agent shall be accountable for the use or application by the Trust of the Preferred Trust Securities or the proceeds thereof.

     SECTION 3.14   Duration of Trust.

     The Trust, unless dissolved pursuant to the provisions of Article VIII hereof, shall have perpetual existence.

     SECTION 3.15   Mergers.

          (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any Person, except as described in
Section 3.15(b) and (c) or Section 9.02.

          (b) The Trust may, with the consent of the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees and without the consent of the Holders, the Control Party, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States; provided, that:

               (i) if the Trust is not the survivor, such successor entity (the "Successor Entity") either:

                    (1) expressly assumes all of the obligations of the Trust under the Preferred Trust Securities; or

                    (2) substitutes for the Preferred Trust Securities other securities having substantially the same terms as the Preferred Trust Securities (the "Successor Preferred Trust Securities") so long as the Successor Preferred Trust Securities rank the same as the Preferred Trust Securities rank with respect to distributions, assets and payments upon liquidation, redemption and otherwise;

               (ii) the Successor Entity transfers to the Control Party, directly or indirectly, a control certificate (or similar instrument) relating to the Successor Entity;

               (iii) the Control Party expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee with respect to the Preferred Partnership Securities;

               (iv) the Preferred Trust Securities or any Successor Preferred Trust Securities are listed, or any Successor Preferred Trust Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Trust Securities are then listed or quoted;

               (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Trust Securities (including any Successor Preferred Trust Securities) to be downgraded by any nationally recognized statistical securities rating organization;

               (vi) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders (including any Successor Preferred Trust Securities) in any material respect;

               (vii) the Successor Entity has a purpose substantially identical to that of the Trust;

               (viii) TXU Europe, or a successor permitted by the Preferred Trust Securities Guarantee, guarantees the obligations of the Successor Entity under the Successor Preferred Trust Securities at least to the extent provided by the Preferred Trust Securities Guarantee; and

               (ix) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Control Party has received an opinion of a nationally recognized independent counsel to the Trust in the United States or the United Kingdom, as the case may be, experienced in such matters to the effect that:

                    (1) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease is lawful and may be properly undertaken by the Trust and will not adversely affect the rights, preferences and privileges of the Holders (including any holders of Successor Preferred Trust Securities) in any material respect (other than with respect to any dilution of the Holders' interest in the entity);

                    (2) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the Successor Entity will be required to register as an Investment Company under the 1940 Act;

                    (3) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease the Trust (or the Successor Entity) will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes;

                    (4) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease the Partnership will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes or as a company for United Kingdom corporation tax or income tax purposes; and

                    (5) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust (or the Successor Entity) will not be classified as other than a transparent entity for United Kingdom corporation tax and income tax purposes.

          (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Preferred Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust, the Successor Entity or the Partnership to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes or as a company for United Kingdom corporation tax and income tax purposes.

                                  ARTICLE IV.
                               Successor Depositor

     SECTION 4.01   Responsibilities of the Successor Depositor.

     In connection with the issuance and sale of the Preferred Trust Securities, the Successor Depositor shall have the exclusive right and responsibility to engage in the following activities:

          (a) to prepare for filing by the Trust with the Commission a registration statement on Form S-1, including any amendments thereto, pertaining to the Preferred Trust Securities, the Preferred Partnership Securities, the Preferred Trust Securities Guarantee and the Partnership Guarantee;

          (b) to prepare for filing by the Trust an application to The New York Stock Exchange, Inc. or any other national securities exchange or the Nasdaq Stock Market's National Market for the listing upon notice of issuance of the Preferred Trust Securities and the Preferred Trust Securities Guarantee; and

          (c) to prepare for filing by the Trust with the Commission a registration statement, including any amendments thereto, relating to the registration of the Preferred Trust Securities, the Preferred Partnership Securities, the Preferred Trust Securities Guarantee, and the Partnership Guarantee under Section 12(b) or Section 12(g) of the Exchange Act.

     SECTION 4.02   Indemnification and Expenses of the Trustees.

     To the extent the Partnership fails to do so, the Successor Depositor shall, to the fullest extent permitted by law, indemnify the Property Trustee and the Delaware Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Property Trustee or the Delaware Trustee, as the case may be, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending either of them against any claim or liability in connection with the exercise or performance of any of their respective powers or duties hereunder, and to pay to the Property Trustee and the Delaware Trustee from time to time reasonable compensation for all services hereunder. The provisions of this Section 4.02 shall survive the resignation or removal of the Delaware Trustee or the Property Trustee or the termination of this Trust Agreement.

                                   ARTICLE V.
                               Control Certificate

     SECTION 5.01   Issuance of the Control Certificate.

          (a) One of the Administrative Trustees shall execute and deliver on behalf of the Trust an instrument (the "Control Certificate") to the Control Party, which instrument shall establish in the holder thereof certain voting, administrative and appointment powers with respect to the Trust all as set forth in this Trust Agreement.

          (b) The Control Certificate shall be substantially in the form of Exhibit A-2 to this Trust Agreement, with such changes and additions, thereto or deletions therefrom as may be required by ordinary usage, custom, or practice.

     SECTION 5.02   Transfer of the Control Certificate.

     Upon a transfer of the Control Certificate in accordance with this Section 5.02:

          (a) The Control Party surrendering the Control Certificate (the "Surrendering Party") (or its duly authorized attorney) shall surrender the Control Certificate at the office or agency of the Trust along with a written instrument of surrender, in a form satisfactory to at least one Administrative Trustee, duly executed by the Surrendering Party. Thereupon, the Surrendering Party shall cease to be the Control Party. The surrendered Control Certificate shall be canceled and subsequently disposed of by the Administrative Trustee in accordance with its customary practice; and

          (b) Immediately upon such surrender, (i) an Administrative Trustee, on behalf of the Trust, shall execute and deliver in the name of the successor Control Party a new Control Certificate dated the date of the delivery and (ii) the successor Control Party shall evidence its acceptance by executing the new Control Certificate and taking possession thereof. Thereupon, such Person shall be deemed to be the Control Party.

     No service charge shall be made for any registration of transfer or surrender of the Control Certificate.

     SECTION 5.03   No Economic Interest in the Trust.

          (a) The Control Party, by virtue of its possession of the Control Certificate, has no beneficial interest in the Trust; moreover, the Control Party, solely by virtue of its possession of the Control Certificate, shall not be a trustee of the Trust nor shall it have an undivided beneficial interest in the property of the Trust nor shall it be entitled to any financial or monetary interest in the Trust, including but not limited to any distribution from the Trust, any amounts paid on liquidation, dissolution or termination of the Trust, or any entitlement to the Preferred Partnership Securities or payments thereon.

          (b) Possession of the Control Certificate does not:

               (i) Entitle the Control Party to income or assets of the Trust;

               (ii) Impose upon the Control Party any obligation as trustee with respect to the Trust; or

               (iii) Impose upon the Control Party any obligation to act as a fiduciary (to the fullest extent of the law) with respect to the Trust or the Preferred Trust Securities.

     SECTION 5.04   Certain Duties and Responsibilities.

     The rights, duties, and responsibilities of the Control Party shall be only as provided by the Control Certificate and this Trust Agreement. Notwithstanding the foregoing, no provision of the Control Certificate or this Trust Agreement shall require the Control Party to incur any of its own funds in performance of its duties as Control Party. Whether or not therein expressly so provided, every provision of the Control Certificate and this Trust Agreement relating to the conduct of the Control Party shall be subject to the provisions of this Section 5.04.

     SECTION 5.05   Rights and Responsibilities of the Control Party.

          (a) Except as provided under this Section 5.05, the Trust Indenture Act or other applicable law, the Control Party will have no voting rights.

          (b) The Control Party is entitled, in accordance with and subject to
Article VI of this Trust Agreement, to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

          (c) No consent of the Control Party shall be required for the Trust to distribute Preferred Partnership Securities in accordance with this Trust Agreement.

          (d) In connection with the issuance and sale of the Preferred Trust Securities, the Control Party shall have the exclusive right and responsibility to engage in the following activities:

               (i) to determine the States of the United States in which to take appropriate action to qualify or register for sale all or part of the Preferred Trust Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Control Party deems necessary or advisable in order to comply with the applicable laws of any such States; and

               (ii) to select the investment banker or bankers to act as underwriters with respect to the offer and sale of the Preferred Trust Securities and to negotiate the terms of the Underwriting Agreement.

                                  ARTICLE VI.
                                    Trustees

     SECTION 6.01   Number of Trustees.

     The number of Trustees initially shall be ___________ (___), and:

          (a) at any time before the issuance of any Preferred Trust Securities, the Initial Depositor may, by written instrument, increase or decrease the number of Trustees; and

          (b) after the issuance of any Preferred Trust Securities, the number of Trustees may be increased or decreased by the Control Party; provided, however, that the number of Trustees shall in no event be less than three (3); provided, further, that (1) if required by the Business Trust Act, one Trustee shall be the Delaware Trustee; (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with, TXU Europe (each, an "Administrative Trustee"); and (3) one Trustee shall be the Property Trustee for so long as this Trust Agreement is required to qualify as an indenture under the Trust Indenture Act, and such Property Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

     SECTION 6.02   Delaware Trustee.

     If required by the Business Trust Act, the Delaware Trustee shall be:

          (a) a natural person who is a resident of the State of Delaware; or

          (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law,

provided, that if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee may also be the Delaware Trustee (in which case
Section 3.11 shall have no application).

     SECTION 6.03   Property Trustee; Eligibility.

          (a) There shall at all times be one Trustee which shall act as Property Trustee which shall:

               (i) not be an Affiliate of the Successor Depositor; and

               (ii) be a Person organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 6.03(a)(ii), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 6.03(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 6.07(c).

          (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Control Party (as if it were the obligor referred to in

Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          (d) The Preferred Trust Securities Guarantee and the Indenture (For Unsecured Debt Securities) dated as of May 1, 1999 of TXU Europe and TXU Eastern Funding Company to The Bank of New York, as trustee, shall be deemed to be specifically described in this Trust Agreement for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

          (e) The initial Property Trustee shall be:

                              The Bank of New York

     SECTION 6.04 Qualifications of Administrative Trustees and Delaware Trustee Generally.

     Each Administrative Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age and who is a citizen of the United States or a legal entity, organized under the laws of any State of the United States, that shall act through one or more Authorized Officers.

     SECTION 6.05   Administrative Trustees.

     The initial Administrative Trustees shall be:

          Laura Anderson

          -----------------------------

          -----------------------------

     Except as expressly set forth in this Trust Agreement and except if a meeting of the Administrative Trustees is called with respect to any matter over which the Administrative Trustees have power to act, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

     SECTION 6.06   Delaware Trustee.

          The initial Delaware Trustee shall be:

          The Bank of New York (Delaware)

     SECTION 6.07   Appointment, Removal and Resignation of Trustees.

          (a) Subject to Section 6.07(b), Trustees may be appointed or removed without cause at any time:

               (i) until the issuance of any Preferred Trust Securities, by written instrument executed by the Initial Depositor; and

               (ii) after the issuance of any Preferred Trust Securities, by the Control Party; provided, however, that if a Trust Enforcement Event has occurred and is continuing, the Property Trustee or Delaware Trustee may only be appointed or removed without cause at any time by the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities.

          (b) (i) The Trustee that acts as Property Trustee shall not be removed in accordance with Section 6.07(a) until a successor Trustee possessing the qualifications to act as Property Trustee under Section 6.03 (a "Successor Property Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Administrative Trustees and the Successor Depositor; and

               (ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 6.07(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 6.02 and 6.04 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Administrative Trustees and the Successor Depositor.

          (c) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Successor Depositor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

               (i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

                    (1) until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Successor Depositor and the resigning Property Trustee; or

                    (2) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders; and

               (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Successor Depositor and the resigning Delaware Trustee.

          (d) The Control Party shall use its best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 6.07; provided, however, that if a Trust Enforcement Event has occurred and is continuing, a Successor Property Trustee or Successor Delaware Trustee may only by appointed by the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities if such instrument of resignation is delivered.

          (e) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section
6.07 within 60 days after delivery to the Successor Depositor and the Trust of an instrument of resignation, the resigning Property Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

          (f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

     SECTION 6.08   Vacancies among Trustees.

     If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 6.01, or if the number of Trustees is increased pursuant to Section 6.01, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 6.07.

     SECTION 6.09   Effect of Vacancies.

     The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 6.07, the Administrative Trustees in office, regardless of their number, shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

     SECTION 6.10   Meetings.

     If there is more than one Administrative Trustee, meetings of the Administrative Trustees shall be held from time to time upon the call of any Administrative Trustee. Regular meetings of the Administrative Trustees may be held at a time and place fixed by resolution of the Administrative Trustees. Notice of any in-person meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Administrative Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of an Administrative Trustee at a meeting shall constitute a waiver of notice of such meeting except where an Administrative Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Trust Agreement, any action of the Administrative Trustees may be taken at a meeting by vote of a majority of the Administrative Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter; provided, that a Quorum is present, or without a meeting and without a prior notice by the unanimous consent of the Administrative Trustees. Notwithstanding the foregoing, any and all actions of the Administrative Trustees may be taken by the unanimous written consent of all Administrative Trustees.

     SECTION 6.11   Delegation of Power.

          (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.06, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

          (b) the Administrative Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

     SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder; provided, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE VII.

     SECTION 7.01   Distributions.

          (a) Holders shall be entitled to receive cash distributions on a Pro Rata basis of all amounts distributed to the Trust, including amounts received from (i) the Partnership on the Preferred Partnership Securities (which provide for entitlements to share in net income of the Partnership at the rate per annum of _____% of the stated liquidation preference of $25 per Preferred Partnership Security plus any Compounded Preferred Entitlements), and (ii) TXU Europe under the Partnership Guarantee or the Preferred Trust Securities Guarantee. Distributions on the Preferred Trust Securities shall be payable to the extent that the Partnership makes a distribution on the Preferred Partnership Securities held by the Property Trustee on behalf of the Trust, TXU Europe makes a payment under the Partnership Guarantee, or the Trust receives income from any other source, including under the Preferred Trust Securities Guarantee (the amount of any such partnership distribution, guarantee payment, or other income being a "Payment Amount"). The Trust shall, and the Property Trustee is directed to, to the extent funds are available for that purpose, make a Pro Rata distribution of the Payment Amount to Holders.

          (b) Distributions on the Preferred Trust Securities will be payable when, as and if legally available for payment, by the Property Trustee, solely from funds accumulated in the Property Account.

          (c) If the Property Trustee, as the holder on behalf of the Trust of the Preferred Partnership Securities for the benefit of the Holders, receives written notice of any determination by the Partnership not to pay distributions on such Preferred Partnership Securities, the Property Trustee shall give notice of such determination to the Holders.

          (d) Distributions on the Preferred Trust Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates, which relevant record dates, as long as the Preferred Trust Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates which payment dates are expected to correspond to the scheduled distributions on the Preferred Partnership Securities. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Preferred Partnership Securities in the Property Account for the benefit of the Holders. In the event that the Preferred Trust Securities do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Preferred Trust Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on such date.

                                 ARTICLE VIII.
                     Issuance Of Preferred Trust Securities

     SECTION 8.01 Designation and General Provisions Regarding the Preferred Trust Securities.

          (a) The Administrative Trustees shall on behalf of the Trust issue one class of preferred securities representing undivided beneficial ownership interests in the assets of the Trust with an aggregate Liquidation Amount with respect to the assets of the Trust of Five Hundred Million Dollars ($500,000,000) and a Liquidation Amount with respect to the assets of the Trust of $25 per preferred security, which preferred securities are hereby designated for the purpose of identification only as _______% Trust Originated Preferred Securities (the "Initial Preferred Trust Securities"). In the event and to the extent the over-allotment option granted by the Trust pursuant to the Underwriting Agreement is exercised by the underwriters named therein, on one or


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


more occasions as set forth therein the Administrative Trustees shall, on behalf of the Trust, issue additional Preferred Trust Securities representing undivided beneficial ownership interests in the assets of the Trust with an aggregate Liquidation Amount with respect to the assets of the Trust of up to $75,000,000 (to the extent so issued, the "Additional Preferred Trust Securities" and, together with the Initial Preferred Trust Securities, the "Preferred Trust Securities"). The Preferred Trust Security Certificates evidencing the Preferred Trust Securities shall be substantially in the form of Exhibit A-1 to this Trust Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Preferred Trust Securities are listed.

          (b) The Trust shall issue no securities or other interests in the assets of the Trust other than the Preferred Trust Securities.

          (c) Any Administrative Trustee shall sign the Preferred Trust Security Certificates for the Trust by manual or facsimile signature. In case any Administrative Trustee of the Trust who shall have signed any of the Preferred Trust Security Certificates shall cease to be an Administrative Trustee before the Preferred Trust Security Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Administrative Trustee; and any such Preferred Trust Security Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Preferred Trust Security Certificate, shall be the Administrative Trustees of the Trust, although at the date of the execution and delivery of this Trust Agreement any such person was not such an Administrative Trustee. Preferred Trust Security Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification and such legends or endorsements as the Administrative Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Preferred Trust Securities may be listed, or to conform to usage.

          (d) A Preferred Trust Security shall not be valid until authenticated by the manual or facsimile signature of an Authorized Officer of the Property Trustee or an Authorized Officer of an authenticating agent appointed pursuant to Section 8.01(f). Such signature shall be conclusive evidence that the Preferred Trust Security has been authenticated under this Trust Agreement.

          (e) Upon a written order of the Trust signed by one Administrative Trustee directing the Property Trustee to authenticate and deliver the Preferred Trust Securities, the Property Trustee shall authenticate and deliver the Preferred Trust Securities for original issue. The aggregate number of Preferred Trust Securities outstanding at any time shall not exceed the number set forth in Section 8.1(a).

          (f) The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Preferred Trust Securities. An authenticating agent may authenticate Preferred Trust Securities whenever the Property Trustee may do so. Each reference in this Trust Agreement to authentication by the Property Trustee includes authentication by such agent. An


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


authenticating agent has the same rights as the Property Trustee to deal with the Control Party or an Affiliate of the Control Party.

          (g) The consideration received by the Trust for the issuance of the Preferred Trust Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

          (h) Upon issuance of the Preferred Trust Securities as provided in this Trust Agreement, the Preferred Trust Securities so issued shall be deemed to be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The issuance of the Preferred Trust Securities is not subject to preemptive or similar rights.

          (i) Every Person, by virtue of having become a Holder or a Preferred Trust Security Beneficial Owner in accordance with the terms of this Trust Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Trust Agreement.

     SECTION 8.02   Redemption of Preferred Trust Securities.

          (a) Upon a purchase of the Preferred Partnership Securities by the Partnership upon redemption or otherwise, the proceeds from such purchase shall be simultaneously applied Pro Rata to redeem Preferred Trust Securities having an aggregate Liquidation Amount equal to the Preferred Partnership Securities so purchased or redeemed at an amount equal to $25 per Preferred Partnership Security plus any unpaid Preferred Entitlements and any Compounded Preferred Entitlements thereon through the date of the redemption or such lesser amount as shall be received by the Trust in respect of the Preferred Partnership Securities so purchased or redeemed (the "Redemption Price"). Holders will be given not less than 30 nor more than 60 days notice of such redemption.

          (b) If fewer than all the outstanding Preferred Trust Securities are to be so redeemed, the Preferred Trust Securities to be redeemed will be redeemed as described in Section 8.03 below; provided, that fewer than all of the outstanding Preferred Trust Securities may not be redeemed unless all accumulated and unpaid distributions have been paid on all Preferred Trust Securities for all quarterly distribution periods in respect of the Preferred Partnership Securities terminating on or prior to the date of redemption.

          (c) If, at any time, a Trust Special Event shall occur and be continuing, the Administrative Trustees shall, unless the Preferred Partnership Securities are redeemed in the limited circumstances described in the next sentence, within 90 days following the occurrence of such Trust Special Event elect to either (i) dissolve the Trust upon not less than 30 nor more than 60 days notice with the result that, after satisfaction of creditors of the Trust, if any, Preferred Partnership Securities would be distributed on a Pro Rata basis to the Holders in liquidation of such Holders' interests in the Trust; provided, however, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Trust Special Event by taking some Ministerial Action, such as filing a form or making an election, or pursuing some other reasonable measure which in the sole judgment of the Control Party has or will cause no material adverse effect on the Trust, the Partnership, the Control Party, the Successor Depositor, or the Holders and will involve no material cost, the Trust will pursue such measure in lieu of dissolution or; (ii) cause the Preferred Trust Securities to remain outstanding; provided, that in the case of this clause (ii), the Successor Depositor shall pay any and all expenses (including any tax or governmental charges) incurred by or payable by the Trust attributable to the Trust Special Event. Notwithstanding the foregoing, upon the occurrence of a Trust Tax Event, if (i) the Administrative Trustees have received a Trust Redemption Tax Opinion, or (ii) TXU Europe certifies to the Administrative Trustees that, as a result of a Tax Action, Additional Amounts are, or will be, payable with respect to any payments made on any Affiliate Investment Instruments, or under the Investment Guarantees, the Preferred Trust Securities Guarantee or the Partnership Guarantee, and further certifies that it or any Investment Affiliate, as the case may be, cannot avoid the requirement to pay such Additional Amounts by using its reasonable efforts even if the Preferred Partnership Securities were distributed to the Holders in liquidation of such holders' interests in the Trust, then the General Partner shall have the right, within 90 days following the occurrence of such Trust Tax Event, to elect to cause the Partnership to either (1) redeem the Preferred Partnership Securities in whole (but not in part) for cash upon not less than 30 nor more than 60 days notice and promptly following such redemption, the Preferred Trust Securities will be redeemed by the Trust at the Redemption Price; provided, however, that, if at the time there is available to the Trust or the Partnership the opportunity to eliminate within that 90-day period, the Trust Tax Event by taking some Ministerial Action, such as filing a form or making an election, or pursuing such other reasonable measure that in the sole judgment of the Control Party has or will cause no material adverse effect on the Partnership, the Trust, TXU Europe, the Control Party or the Holders, and will involve no material cost, the Trust or the Partnership will pursue that measure instead of dissolution of the Trust or (2) cause the Preferred Partnership Securities to remain outstanding, provided that, in the case of this clause (2), the Successor Depositor will pay any and all expenses (including any tax or governmental charges) incurred by or payable by the Trust attributable to the Trust Tax Event.

          (d) If the Preferred Partnership Securities are distributed to the Holders, the Successor Depositor will use its best efforts to cause the Preferred Partnership Securities to be listed on The New York Stock Exchange, Inc. or on such other national securities exchange or similar organization on which the Preferred Trust Securities are then listed or quoted.

          (e) On the date fixed for any distribution of Preferred Partnership Securities, upon dissolution of the Trust, (i) the Preferred Trust Securities will no longer be deemed to be outstanding and (ii) certificates representing Preferred Trust Securities will be deemed to represent the Preferred Partnership Securities having a liquidation preference equal to the stated Liquidation Amount of such Preferred Trust Securities until such certificates are presented to the Successor Depositor or its agent for transfer or reissuance.

     SECTION 8.03   Redemption Procedures.

          (a) Notice of any redemption of, or notice of distribution of Preferred Partnership Securities in exchange for, the Preferred Trust Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to each Holder to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Preferred Partnership Securities. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 8.03, a Redemption/ Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders. Each Redemption/Distribution Notice shall be addressed to the Holders at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/ Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

          (b) In the event that fewer than all the outstanding Preferred Trust Securities are to be redeemed, the Preferred Trust Securities to be redeemed shall be redeemed Pro Rata from each Holder, provided, that in respect of Preferred Trust Securities registered in the name of and held of record by DTC or its nominee (or any successor Clearing Agency or its nominee), the distribution of the proceeds of such redemption will be made to each Clearing Agency Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee. In the event that the Preferred Trust Securities do not remain in book-entry only form and fewer than all of the outstanding Preferred Trust Securities are to be redeemed, the Preferred Trust Securities shall be redeemed Pro Rata or pursuant to the rules of any securities exchange on which the Preferred Trust Securities are listed. The Property Trustee shall promptly notify the Administrative Trustees in writing of the Preferred Trust Securities selected for redemption and, in the case of any Preferred Trust Securities selected for partial redemption, the aggregate Liquidation Amount to be redeemed.

          (c) If Preferred Trust Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, which notice may only be issued if the Preferred Partnership Securities are redeemed as set out in this Section 8.03 (which notice will be irrevocable), then (A) while the Preferred Trust Securities are in book-entry only form, by 12:00 noon, New York City time, on the redemption date, the Property Trustee on behalf of the Trust will deposit irrevocably with DTC or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Preferred Trust Securities and will give DTC irrevocable instructions and authority to pay the Redemption Price to the Holders, and (B) with respect to Preferred Trust Securities issued in definitive form, the Property Trustee on behalf of the Trust will pay the relevant Redemption Price to the Holders by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date, upon surrender by such Holder of such Preferred Trust Securities in definitive form. If a Redemption/Distribution Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, distributions will cease to accumulate on the Preferred Trust Securities so called for redemption and all rights of Holders will cease, except the right of the Holders to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Trust Securities will cease to be outstanding. If any date fixed for redemption of Preferred Trust Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of the amount payable subject to such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Preferred Trust Securities is improperly withheld or refused and not paid either by the Trust or by TXU Europe pursuant to the Preferred Trust Securities Guarantee, distributions on such Preferred Trust Securities will continue to accumulate at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price. For these purposes, the applicable Redemption Price shall not include distributions which are being paid to Holders who were Holders on a relevant record date. Neither the Administrative Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Trust Securities that have been called for redemption.

          (d) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), TXU Europe or its Affiliates may at any time and from time to time purchase outstanding Preferred Trust Securities, including by tender, in the open market or by private agreement.

     SECTION 8.04   Voting Rights of Preferred Trust Securities.

          (a) Except as provided in this Trust Agreement, including without limitation under Section 2.6 and under this Article VIII, and as except otherwise required by the Business Trust Act, the Trust Indenture Act and other applicable law, the Holders will have no voting rights.

          (b) Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in Section 8.04(d) below, the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee on behalf of the Trust, or direct the exercise of any trust or power conferred upon the Property Trustee under this Trust Agreement, including the right to direct the Property Trustee on behalf of the Trust, as holder of the Preferred Partnership Securities, to (i) exercise the remedies available to the Trust under the Limited Partnership Agreement as a holder of the Preferred Partnership Securities, including the right to direct the Special Representative of the Partnership as elected by the holders of the Preferred Partnership Securities in accordance with the Limited Partnership Agreement to enforce (A) the Partnership's creditors' rights and other rights, including the right to receive payments under the Affiliate Investment Instruments and the Investment Guarantees, (B) the rights of the holders of the Preferred Partnership Securities under the Partnership Guarantee, and (C) the rights of the holders of the Preferred Partnership Securities to receive distributions (if and to the extent such distributions have been declared out of funds legally available therefor by the General Partner in its sole discretion) on the Preferred Partnership Securities and (ii) consent to any amendment, modification or termination of the Limited Partnership Agreement or the Preferred Partnership Securities where such consent shall be required; provided, however, that where a consent or action under the Limited Partnership Agreement would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of Preferred Partnership Securities affected thereby, only the Holders of the percentage of the aggregate stated Liquidation Amount of the Preferred Trust Securities which is at least equal to the percentage of aggregate liquidation preference required under the Limited Partnership Agreement may direct the Property Trustee to give such consent or take such action on behalf of the Trust.

          (c) If the Property Trustee fails to enforce the Trust's rights under the Preferred Partnership Securities after a Holder has made a written request, such Holder may to the fullest extent permitted by law, institute a legal proceeding directly against the Partnership or the Special Representative, to enforce the Trust's rights under the Partnership Preferred Securities without first instituting any legal proceeding against the Successor Depositor, the Property Trustee, the Trust or any other Person. In addition, for so long as the Trust holds any Preferred Partnership Securities, if the Special Representative fails to enforce its rights on behalf of the Partnership in the Affiliate Investment Instruments or the Investment Guarantees after a Holder has made a written request, a Holder of the Preferred Trust Securities may on behalf of the Partnership directly institute a legal proceeding against TXU Europe or any Investment Affiliate that has issued Affiliate Investment Instruments, without first instituting any legal proceedings against the Property Trustee, the Trust, the Special Representative, the Partnership or any other Person. Notwithstanding the foregoing, for so long as the Trust is the holder of the Preferred Partnership Securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument or the failure of TXU Europe to make any required payment when due on any Investment Guarantee, then a Holder may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate or TXU Europe for enforcement of payment with respect to such Affiliate Investment Instrument or Investment Guarantee.

          (d) The Property Trustee shall notify all Holders of any notice of any Partnership Enforcement Event received from the General Partner with respect to the Preferred Partnership Securities, the Affiliate Investment Instruments and the Investment Guarantees. Such notice shall state that such Partnership Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in Section 8.04(b)(i) and (ii) above unless it has obtained an opinion of independent tax counsel in the United States or the United Kingdom, as the case may be, to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes or as a transparent entity for United Kingdom corporation tax or income tax purposes and that after such action each Holder will continue to be treated as owning an undivided beneficial ownership interest in the Preferred Partnership Securities.

          (e) In the event the consent of the Property Trustee on behalf of the Trust, as the holder of the Preferred Partnership Securities, is required under the Limited Partnership Agreement with respect to any amendment, modification or termination of the Limited Partnership Agreement, the Property Trustee shall request the direction of the Holders with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in Liquidation Amount of the Preferred Trust Securities voting together as a single class; provided, however, that where a consent under the Limited Partnership Agreement would require the consent of the holders of more than a majority of the aggregate liquidation preference of the Preferred Partnership Securities, the Property Trustee on behalf of the Trust may only give such consent at the direction of the Holders of at least the same proportion in aggregate stated Liquidation Amount of the Preferred Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the Holders unless the Property Trustee has obtained an opinion of independent tax counsel in the United States or the United Kingdom, as the case may be, to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes or as other than a transparent entity for United Kingdom corporation tax or income tax purposes.

          (f) A waiver of a Partnership Enforcement Event with respect to the Preferred Partnership Securities held by the Property Trustee will constitute a waiver of the corresponding Trust Enforcement Event.

          (g) Any required approval or direction of Holders may be given at a separate meeting of Holders convened for such purpose, at a meeting of all of the Holders or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders are entitled to vote, to be mailed to each Holder of record. Each such notice will include a statement setting forth the following information: (i) the date of such meeting; (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote; and (iii) instructions for the delivery of proxies.

          (h) No vote or consent of the Holders will be required for the Trust to redeem and cancel Preferred Trust Securities or distribute Preferred Partnership Securities in accordance with this Trust Agreement.

          (i) Notwithstanding that Holders are entitled to vote or consent under any of the circumstances described above, any of the Preferred Trust Securities that are beneficially owned at such time by TXU Europe or any Affiliate of TXU Europe shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Trust Securities were not outstanding; provided, however, that Persons (other than Affiliates of TXU Europe) to whom TXU Europe or any of its Affiliates have pledged Preferred Trust Securities may vote or consent with respect to such pledged Preferred Trust Securities pursuant to the terms of such pledge.

          (j) Holders will have no rights to appoint or remove the Administrative Trustees, who may be appointed, removed or replaced solely by the Control Party.

     SECTION 8.05   Paying Agent.

     The Trust shall maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where the Preferred Trust Securities may be presented for payment ("Paying Agent"). The Administrative Trustees may appoint on behalf of the Trust the Paying Agent and may appoint one or more additional paying agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent. The Administrative Trustees may change any Paying Agent without prior notice to any Holder and any Paying Agent may resign as Paying Agent upon 30 days prior written notice to the Administrative Trustees. The Administrative Trustees shall notify the Property Trustee of the name and address of any Paying Agent not a party to this Trust Agreement. If the Administrative Trustees fail to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent. The Bank of New York shall initially act as Paying Agent for the Preferred Trust Securities.

     SECTION 8.06   Listing.

     The Successor Depositor shall use its best efforts to cause the Preferred Trust Securities and the Preferred Trust Securities Guarantee to be listed on The New York Stock Exchange, Inc.

     SECTION 8.07 Acceptance of Guarantee and Agreements, Limited Partnership Agreement.

     Each Holder, by the acceptance of the Preferred Trust Securities, agrees to the provisions of the Preferred Trust Securities Guarantee, the Partnership Guarantee, the Affiliate Investment Instruments and the Investment Guarantees, respectively, including the subordination provisions therein.

                                  ARTICLE IX.
                    Dissolution And Liquidation Of The Trust

     SECTION 9.01   Dissolution of Trust.

          (a) The Trust shall dissolve:

               (i) upon the bankruptcy of the Successor Depositor;

               (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Successor Depositor, upon the consent of at least a Majority in Liquidation Amount of the Preferred Trust Securities, voting together as a single class, to dissolve the Trust, or the revocation of the Successor Depositor 's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

               (iii) upon the entry of a decree of judicial dissolution of the Successor Depositor or the Trust;

               (iv) when all of the Preferred Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with this Trust Agreement;

               (v) upon the election of the Administrative Trustees, following the occurrence and continuation of a Trust Special Event, to dissolve the Trust and distribute the Preferred Trust Securities to the Holders in exchange for all of the Preferred Trust Securities; or

               (vi) before the issuance of any Preferred Trust Securities, with the consent of all of the Administrative Trustees and the Initial Depositor.

          (b) As soon as is practicable after the occurrence of an event referred to in Section 9.01(a) and after the completion of the winding up of the Trust, the Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

          (c) The provisions of Section 3.09 and Article XI shall survive the termination of the Trust.

     SECTION 9.02 Liquidation Distribution Upon Termination and Dissolution of the Trust.

     In the event of any voluntary or involuntary dissolution of the Trust (a "Trust Liquidation"), each Holder on the date of the Trust Liquidation will be entitled to receive, out of the assets of the Trust available for distribution to Holders after satisfaction of the Trust's liabilities and creditors, if any, a Pro Rata portion of the assets of the Trust.

                                   ARTICLE X.
                              Transfer Of Interests

     SECTION 10.01  Transfer of Preferred Trust Securities.

     Subject to this Article X, Preferred Trust Securities shall be freely transferable.

     SECTION 10.02  Transfer of Certificates.

     The Administrative Trustees hereby appoint TXU Business Services Company as the initial Registrar and Transfer Agent with respect to the Certificates. The Registrar and Transfer Agent shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such indemnity as the Registrar and Transfer Agent may require) in respect of any tax or other government charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Certificate, the Registrar and Transfer Agent shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees, executed by an Administrative Trustee and authenticated by the Property Trustee. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and Transfer Agent duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be canceled by the Registrar and Transfer Agent. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Trust Agreement.

     SECTION 10.03  Deemed Security Holders.

     The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole Holder of such Certificate and of the Preferred Trust Securities represented by such Certificate for purposes of receiving distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Preferred Trust Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

     SECTION 10.04  Book-Entry Interests.

     Unless otherwise specified in this Trust Agreement, the Preferred Trust Security Certificates, on original issuance, will be issued in the form of one or more fully registered, global Preferred Trust Security Certificates (each, a "Global Certificate"), to be delivered to DTC, the initial Clearing Agency (or held by a custodian thereof), by, or on behalf of, the Trust. Such Global Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no Preferred Trust Security Beneficial Owner will receive a definitive Preferred Trust Security Certificate representing such Preferred Trust Security Beneficial Owner's interests in such Global Certificates, except as provided in Section 10.07. Unless and until definitive, fully registered Preferred Trust Security Certificates (the "Definitive Preferred Trust Security Certificates") have been issued to the Preferred Trust Security Beneficial Owners pursuant to Section 10.07:

          (a) the provisions of this Section 10.04 shall be in full force and effect;

          (b) the Trust and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement (including the payment of distributions on the Global Certificates and receiving approvals, votes or consents hereunder) as the Holder and the sole Holder of the Global Certificates and shall have no obligation to the Preferred Trust Security Beneficial Owners;

          (c) to the extent that the provisions of this Section 10.04 conflict with any other provisions of this Trust Agreement, the provisions of this
Section 10.04 shall control; and

          (d) the rights of the Preferred Trust Security Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Preferred Trust Security Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants and the Clearing Agency shall receive and transmit payments of distributions on the Global Certificates to such Clearing Agency Participants. The Clearing Agency will make book-entry transfers among the Clearing Agency Participants; provided, that solely for the purposes of determining whether the Holders of the requisite amount of Preferred Trust Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Preferred Trust Security Certificates have not been issued, the Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Clearing Agency setting forth the Preferred Trust Security Beneficial Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part.

     SECTION 10.05  Notices to Clearing Agency.

     Whenever a notice or other communication to the Holders is required under this Trust Agreement, unless and until Definitive Preferred Trust Security Certificates shall have been issued to the Preferred Trust Security Beneficial Owners pursuant to Section 10.07, the Administrative Trustees shall give all such notices and communications specified herein to be given to the Holders to the Clearing Agency, and shall have no notice obligations to the Preferred Trust Security Beneficial Owners.


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


     SECTION 10.06  Appointment of Successor Clearing Agency.

     If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Preferred Trust Securities, the Administrative Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to such Preferred Trust Securities.

     SECTION 10.07  Definitive Preferred Trust Security Certificates.

     If:
          (a) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Preferred Trust Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 10.06 or

          (b) the Administrative Trustees elect after consultation with the Control Party to terminate the book-entry system through the Clearing Agency with respect to the Preferred Trust Securities, or

          (c) there is a Trust Enforcement Event, then:

               (i) Definitive Preferred Trust Security Certificates shall be prepared by the Administrative Trustees on behalf of the Trust with respect to such Preferred Trust Securities; and

               (ii) upon surrender of the Global Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees shall cause Definitive Preferred Trust Security Certificates to be delivered to Preferred Trust Security Beneficial Owners in accordance with the instructions of the Clearing Agency. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be fully protected in relying on, said instructions of the Clearing Agency. The Definitive Preferred Trust Security Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Administrative Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Preferred Trust Securities may be listed, or to conform to usage.

     SECTION 10.08  Mutilated, Destroyed, Lost or Stolen Certificates.

     If:
          (a) any mutilated Certificates should be surrendered to the Administrative Trustees, or if the Administrative Trustees shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

          (b) there shall be delivered to the Administrative Trustees such security or indemnity as may be required by them to keep each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, any Administrative Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 10.08, the Administrative Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Preferred Trust Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                                  ARTICLE XI.
                           Limitation Of Liability Of
                           Holders, Trustees Or Others

     SECTION 11.01  Liability.

          (a) Except as expressly set forth in this Trust Agreement, the Preferred Trust Securities Guarantee and the terms of the Preferred Trust Securities, the Initial Depositor, the Successor Depositor, the Control Party and the Trustees shall not be:

               (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders which shall be made solely from assets of the Trust; and

               (ii) required to pay to the Trust or to any Holder any deficit upon dissolution of the Trust or otherwise.

          (b) Pursuant to Section 3803(a) of the Business Trust Act, the Holders shall be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     SECTION 11.02  Exculpation.

          (a) No TXU Europe Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such TXU Europe Indemnified Person in good faith on behalf of the Trust and in a manner such TXU Europe Indemnified Person reasonably believed to be within the scope of the authority conferred on such TXU Europe Indemnified Person by this Trust Agreement or by law, except that a TXU Europe Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such TXU Europe Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Holders might properly be paid.

     SECTION 11.03  Fiduciary Duty.

          (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Trust Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture
Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

          (b) Unless otherwise expressly provided herein:

               (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or

               (ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

          (c) Whenever in this Trust Agreement an Indemnified Person is permitted or required to make a decision:

               (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

               (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Trust Agreement or by applicable law.

     SECTION 11.04  Indemnification.

          (a) (i)To the fullest extent permitted by applicable law, the Successor Depositor shall indemnify and hold harmless any TXU Europe Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a TXU Europe Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the TXU Europe Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (ii) The Successor Depositor shall indemnify, to the fullest extent permitted by law, any TXU Europe Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a TXU Europe Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such TXU Europe Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

               (iii) To the extent that a TXU Europe Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 11.04(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the fullest extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (iv) Any indemnification under paragraphs (i) and (ii) of this
Section 11.04(a) (unless ordered by a court) shall be made by the Successor Depositor only as authorized in the specific case upon a determination that indemnification of the TXU Europe Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made by the Administrative Trustees by a majority vote of a quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or by the Control Party.

               (v) Expenses (including attorneys' fees) incurred by a TXU Europe Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 11.04(a) shall be paid by the Successor Depositor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such TXU Europe Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Successor Depositor as authorized in this Section 11.04(a). Notwithstanding the foregoing, no advance shall be made by the Successor Depositor if a determination is reasonably and promptly made by the Administrative Trustees by a majority vote of a quorum of disinterested Administrative Trustees, if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or the Control Party, that, based upon the facts known to the Administrative Trustees, counsel or the Control Party at the time such determination is made, such TXU Europe Indemnified Person acted in bad faith or in a manner that such Person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such TXU Europe Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or the Control Party reasonably determine that such Person deliberately breached his duty to the Trust [or the Control Party].

               (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 11.04(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Successor Depositor or Holders or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 11.04(a) shall be deemed to be provided by a contract between the Successor Depositor and each TXU Europe Indemnified Person who serves in such capacity at any time while this Section 11.04(a) is in effect. Any repeal or modification of this Section 11.04(a) shall not affect any rights or obligations then existing.

               (vii) The Successor Depositor or the Trust may purchase and maintain insurance on behalf of any Person who is or was a TXU Europe Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Successor Depositor would have the power to indemnify him against such liability under the provisions of this Section 11.04(a).

               (viii) For purposes of this Section 11.04(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 11.04(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

               (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11.04(a) shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a TXU Europe Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.


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


          (b) The Successor Depositor agrees to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 11.04(b) shall survive the satisfaction and discharge of this Trust Agreement.

     SECTION 11.05  Outside Businesses.

     Any Covered Person, the Initial Depositor, the Successor Depositor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. None of the Covered Person, the Initial Depositor, the Successor Depositor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Initial Depositor, the Successor Depositor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Initial Depositor or any Affiliate of the Initial Depositor, or may act as depositary for, trustee or agent for, or act on any committee or body of Holders of, securities or other obligations of the Initial Depositor or its Affiliates.

                                  ARTICLE XII.
                                   Accounting

     SECTION 12.01  Fiscal Year.

     The fiscal year ("Fiscal Year") of the Trust shall be the calendar year.

     SECTION 12.02  Certain Accounting Matters.

          (a) At all times during the existence of the Trust, the Administrative Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Administrative Trustees.

          (b) Within 60 days after of each year commencing, the Property Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

          (c) The Administrative Trustees shall cause to be duly prepared and delivered to each of the Holders, any annual United States federal income tax information statement, required by the Code, containing such information with regard to the Preferred Trust Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrative Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

          (d) The Administrative Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Administrative Trustees on behalf of the Trust with any state or local taxing authority.

     SECTION 12.03  Banking.

     The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Preferred Partnership Securities held by the Property Trustee on behalf of the Trust shall be made directly to the Property Account and no other funds of the Trust shall be deposited in the Property Account. The sole signatories for such accounts shall be designated by the Administrative Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Account.

     SECTION 12.04  Withholding.

     The Trust and the Administrative Trustees shall comply with all withholding requirements under United States federal, state and local law. The Control Party on behalf of the Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Control Party on behalf of the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrative Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed over withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual distributions made, the Control Party on behalf of theTrust may reduce subsequent distributions by the amount of such withholding. Notwithstanding anything herein to the contrary, the Control Party on behalf of the Trust and the Administrative Trustees shall, absent receipt of an opinion of nationally recognized tax counsel to the contrary, withhold thirty percent (30%) (or such other rate as may be imposed as a result of an amendment to the Code or such lower rate as may be imposed under an applicable income tax treaty) on the gross amount of any distributions on Preferred Trust Securities held by a Holder that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code.

                                 ARTICLE XIII.
                             Amendments And Meetings

     SECTION 13.01  Amendments.

          (a) Except as otherwise provided in this Trust Agreement, this Trust Agreement may only be amended by a written instrument approved and executed by:

               (i) the Administrative Trustees (or, if there are more than two Administrative Trustees, a majority of the Administrative Trustees);

               (ii) the Control Party;

               (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee; and

               (iv) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee.

          (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:

               (i) unless, in the case of any proposed amendment, the Property Trustee shall have first received an Officers' Certificate from each of the Trust and the Control Party that such amendment is permitted by, and conforms to, the terms of this Trust Agreement;

               (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received an opinion of counsel (who may be counsel to the Control Party or the Trust) that such amendment is permitted by, and conforms to, the terms of this Trust Agreement; and

               (iii) to the extent the result of such amendment would be to:

                    (1) cause the Trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust or a transparent entity for United Kingdom corporation tax and income tax purposes;

                    (2) cause the Partnership to be classified for purposes of United States federal income tax as an association or publicly traded partnership taxable as a corporation or a company for United Kingdom corporation tax and income tax purposes;

                    (3) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act; or

                    (4) cause the Trust, the Partnership or the Control Party to be deemed to be an Investment Company required to be registered under the 1940 Act.

          (c) In the event the consent of the Property Trustee, as the holder of the Preferred Partnership Securities is required under the Limited Partnership Agreement with respect to any amendment, modification or termination of the Limited Partnership Agreement or the Preferred Partnership Securities, the Property Trustee shall request the direction of the Holders with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in Liquidation Amount of the Preferred Trust Securities, voting together as a single class; provided, however, that where a consent under the Limited Partnership Agreement would require the consent of a Super Majority of the Holders of Preferred Partnership Securities the Property Trustee may only give such consent at the direction of the Holders of at least the proportion in Liquidation Amount of the Preferred Trust Securities which the relevant Super Majority represents of the aggregate liquidation preference of the Preferred Partnership Securities outstanding; provided, further, that the Property Trustee shall not be obligated to take any action in accordance with the directions of the Holders under this
Section 13.01(c) unless the Property Trustee has obtained an opinion of independent tax counsel in the United States or the United Kingdom, as the case may be, to the effect that for United States federal income tax purposes, the Trust will continue to be classified as a grantor trust and that for United Kingdom corporation tax and income tax purposes, the Trust will continue to be classified as a transparent entity, in each case, after consummation of such action and each Holder will be treated as owning an undivided beneficial ownership interest in the Preferred Partnership Securities.

          (d) At such time after the Trust has issued any Preferred Trust Securities that remain outstanding, any amendment that would (i) materially adversely affect the powers, preferences or special rights of the Preferred Trust Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) provide for the dissolution, winding-up or termination of the Trust other than pursuant to the terms of this Trust Agreement, may be effected only with the approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Trust Securities affected thereby.

          (e) This Section 13.01 shall not be amended without the consent of all of the Holders;

          (f) Article V shall not be amended without the consent of the Control Party and;

          (g) The rights of the Control Party under Article VI to increase or decrease the number of, and appoint and remove, Trustees shall not be amended without the consent of the Control Party; and


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


          (h) Notwithstanding Section 13.01(c), this Trust Agreement may be amended without the consent of the Holders by the Control Party and the Administrative Trustees:

               (i) to cure any ambiguity;

               (ii) to correct or supplement any provision in this Trust Agreement that may be defective or inconsistent with any other provision of this Trust Agreement;

               (iii) to add to the covenants, restrictions or obligations of the Successor Depositor;

               (iv) to conform to any change in the 1940 Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority;

               (v) to conform to any change in the Trust Indenture Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority;

               (vi) to change the name of the Trust; and

               (vii) to modify, eliminate and add to any provision of this Trust Agreement to such extent as may be necessary; provided, that such amendments do not have a material adverse effect on the rights, preferences or privileges of the Holders.

     SECTION 13.02  Meetings of the Holders; Action by Written Consent.

          (a) Meetings of the Holders may be called at any time by the Administrative Trustees to consider and act on any matter on which Holders are entitled to act under the terms of this Trust Agreement, the Limited Partnership Agreement, the rules of any stock exchange on which the Preferred Trust Securities are listed or admitted for trading, the Business Trust Act or other applicable law. The Administrative Trustees shall call a meeting of the Holders if directed to do so by the Holders of at least 10% in Liquidation Amount of Preferred Trust Securities. Such direction shall be given by delivering to the Administrative Trustees one or more notices in a writing stating that the signing Holders wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders calling a meeting shall specify in writing the Certificates held by the Holders exercising the right to call a meeting and only those Preferred Trust Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

          (b) The following provisions shall apply to meetings of Holders:

               (i) notice of any such meeting shall be given to all the Holders having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Any action that may be taken at a meeting of the Holders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the Holders owning not less than the minimum amount of Preferred Trust Securities in Liquidation Amount that would be necessary to authorize or take such action at a meeting at which all Holders having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders entitled to vote who have not consented in writing. The Administrative Trustees may specify that any written ballot submitted to the Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrative Trustees;

               (ii) each Holder may authorize any Person to act for it by proxy on all matters in which a Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders were shareholders of a Delaware corporation;

               (iii) each meeting of the Holders shall be conducted by the Administrative Trustees or by such other Person that the Administrative Trustees may designate; and

               (iv) unless the Business Trust Act, this Trust Agreement, the Trust Indenture Act or the listing rules of any stock exchange on which the Preferred Trust Securities are then listed for trading, otherwise provides, the Administrative Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                  ARTICLE XIV.
                       Representations Of Property Trustee
                              And Delaware Trustee

     SECTION 14.01  Representations and Warranties of Property Trustee.

     The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Control Party at the date of this Trust Agreement, and each Successor Property Trustee represents and warrants to the Trust and the Control Party at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

          (a) The Property Trustee is a New York banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of New York, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Trust Agreement;

          (b) The execution, delivery and performance by the Property Trustee of the Trust Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee. The Trust Agreement has been duly executed and delivered by the Property Trustee and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

          (c) The execution, delivery and performance of the Trust Agreement by the Property Trustee do not conflict with or constitute a breach of the Articles of Organization or By-laws of the Property Trustee;

          (d) No consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Property Trustee of this Trust Agreement; and

          (e) The Property Trustee, pursuant to this Trust Agreement, shall hold the Preferred Partnership Securities on behalf of the Trust and agrees that, except as expressly provided or contemplated by this Agreement, it will not create, incur or assume, or suffer to exist any mortgage, pledge, hypothecation, encumbrance, lien or other charge or security interest upon the Preferred Partnership Securities.

     SECTION 14.02  Representations and Warranties of Delaware Trustee.

     The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Control Party at the date of this Trust Agreement, and each Successor Delaware Trustee represents and warrants to the Trust and the Control Party at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

          (a) The Delaware Trustee is a Delaware banking corporation with, duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Trust Agreement;

          (b) The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Trust Agreement. The Trust Agreement, under Delaware law, constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

          (c) No consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Trust Agreement; and

          (d) The Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

                                   ARTICLE XV.
                                  Miscellaneous

     SECTION 15.01  Notices.

     All notices provided for in this Trust Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

          (a) if given to the Trust, in care of the Administrative Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders):

TXU Europe Capital I
c/o TXU Business Services Company
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201
Attention: Administrative Trustees

          (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the other Trustees):

The Bank of New York (Delaware)
White Clay Center
Route 273
Newark, Delaware 19711
Attention:  Corporate Trust Department

          (c) if given to the Property Trustee, at its Corporate Trust Office to the attention of the Corporate Trust Department (or such other address as the Property Trustee may give notice of to the Holders and the other Trustee).

          (d) if given to the Control Party, at its mailing address as set forth below (or such other address as the Control Party may give notice of to the Trust):

c/o TXU Europe Limited
The Adelphi
1-11 John Adam Street
London, England WC2N 6HT
Attention: Treasurer

          (e) if given to any other Holder, at the address set forth on the books and records of the Trust. All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 15.02  Governing Law.

     This Trust Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

     SECTION 15.03  Intention of the Parties.

     It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Trust Agreement shall be interpreted to further this intention of the parties.

     SECTION 15.04  Headings.

     Headings contained in this Trust Agreement are inserted for convenience of reference only and do not affect the interpretation of this Trust Agreement or any provision hereof.

     SECTION 15.05  Successors and Assigns

     Whenever in this Trust Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Trust Agreement by the Successor Depositor, the Control Party, and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

     SECTION 15.06  Partial Enforceability.

     If any provision of this Trust Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Trust Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     SECTION 15.07  Counterparts.

     This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees and a duly authorized director or officer of each of the Initial Depositor, the Successor Depositor, and the Control Party to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, the parties have caused this Amended and Restated Trust Agreement to be duly executed, all as of the day and year first above written.


                                        TXU BUSINESS SERVICES COMPANY,
                                             as Initial Depositor

                                        By:
                                           ------------------------------------
                                             Title:


                                        TXU EUROPE LIMITED,
                                             as Successor Depositor

                                        By:
                                           ------------------------------------
                                             Title:


                                        -------------------------------,
                                             as Control Party

                                        By:
                                           ------------------------------------
                                             Title:


                                        THE BANK OF NEW YORK,
                                             as Property Trustee

                                        By:
                                           ------------------------------------
                                             Title:


                                        THE BANK OF NEW YORK (DELAWARE),
                                             as Delaware Trustee

                                        By:
                                           ------------------------------------
                                             Title:


                                           ------------------------------------
                                             Administrative Trustee


                                           ------------------------------------
                                             Administrative Trustee

                                           ------------------------------------
                                             Administrative Trustee


                                           ------------------------------------
                                             Administrative Trustee


                                           ------------------------------------
                                             Administrative Trustee

                                                                     EXHIBIT A-1

                     FORM OF PREFERRED SECURITY CERTIFICATE

     This Preferred Trust Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Preferred Trust Security is exchangeable for Preferred Trust Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Trust Security (other than a transfer of this Preferred Trust Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Preferred Trust Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York), a New York corporation, to the Trust or its agent for registration of transfer, exchange or payment, and any Preferred Trust Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          Certificate Number            Number of Preferred Trust Securities

               P-                                 CUSIP NO.

                Certificate Evidencing Preferred Trust Securities

                                       of

                              TXU EUROPE CAPITAL I

                    __% Trust Originated Preferred Securities
              (Liquidation Amount $25 per Preferred Trust Security)



     TXU EUROPE CAPITAL I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of ___________ preferred securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the _____% Trust Originated Preferred Securities (Liquidation Amount $25 per Preferred Trust Security) (the "Preferred Trust Securities"). The Preferred Trust Securities are freely transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Preferred Trust Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of _______________, 2000, as the same may be amended from time to time (the "Trust Agreement"). Capitalized terms used herein but not defined shall have the meaning given them in the Trust Agreement. The Holder is entitled to the benefits of the Preferred Trust Securities Guarantee to the extent provided therein. Each Holder of a Preferred Trust Security, by acceptance of this Certificate and each Certificate owner, by acquisition of a beneficial interest in a Certificate, agrees to treat the Initial Debentures, and any other Affiliate Investment Instruments, as indebtedness for United States federal and United Kingdom corporation tax and income tax purposes. The Trust will provide a copy of the Trust Agreement, the Preferred Trust Securities Guarantee and the Limited Partnership Agreement to a Holder without charge upon written request to the Trust at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     IN WITNESS WHEREOF, the Trust has executed this certificate this __day of ___________, _______.



                                        TXU EUROPE CAPITAL I

                                        By:
                                           -----------------------------------

                                        Name: ___________________, solely in his
                                        (her) capacity as Administrative Trustee

                       (See reverse for additional terms)


CERTIFICATE OF AUTHENTICATION. This is one of the Preferred Trust Securities described in the within-mentioned Trust Agreement.


THE BANK OF NEW YORK, as Property Trustee


By:
   --------------------------------------------
     Authorized Signatory

[FORM OF REVERSE OF SECURITY]


     Holders shall be entitled to receive cash distributions on a Pro Rata basis of all amounts distributed to the Trust including amounts received from (i) the Partnership on the Preferred Partnership Securities (which provide for entitlements to share in net income of the Partnership at the rate per annum of _____% of the stated liquidation preference of $25 per Preferred Partnership Security plus any Compounded Preferred Entitlements), and (ii) TXU Europe under the Partnership Guarantee or the Preferred Trust Securities Guarantee. Distributions on the Preferred Trust Securities shall be payable to the extent that the Partnership makes a distribution on the Preferred Partnership Securities held by the Property Trustee, TXU Europe makes a payment under the Partnership Guarantee, or the Trust receives income from any other source, including under the Preferred Trust Securities Guarantee (the amount of any such partnership distribution, guarantee payment, or other income being a "Payment Amount"). The Trust shall, and the Property Trustee is directed to, to the extent funds are available for that purpose, make a Pro Rata distribution of the Payment Amount to Holders.

     Distributions on the Preferred Trust Securities are payable to the Holders when, as and if legally available for payment by the Property Trustee, solely from funds accumulated in the Property Account.

     Distributions on the Preferred Trust Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates, which relevant record dates, as long as the Preferred Trust Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates which payment dates are expected to correspond to the scheduled distributions on the Preferred Partnership Securities. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Preferred Partnership Securities in the Property Account for the benefit of the Holders. In the event that the Preferred Trust Securities do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Preferred Trust Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such

Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction in interest or other payments in respect of such earlier payment), in each case with the same force and effect as if made on such date.

     The Preferred Trust Securities shall be redeemable as provided in the Trust Agreement.

ASSIGNMENT FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Trust Security Certificate to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints agent to transfer this Preferred Trust Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:  ________________

Signature:  _____________

(Sign exactly as your name appears on the other side of this Preferred Trust Security Certificate)

                                                                     EXHIBIT A-2

                           FORM OF CONTROL CERTIFICATE

                 THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS
               PROVIDED IN THE TRUST AGREEMENT REFERRED TO HEREIN

                               Control Certificate

                                       of

                              TXU EUROPE CAPITAL I

     With respect to TXU EUROPE CAPITAL I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), by the execution of that certain Amended and Restated Trust Agreement of the Trust, dated as of _______________, 2000, as the same may be amended and restated from time to time (the "Trust Agreement") among (i) TXU Business Services Company, incorporated under the laws of the State of Texas, (ii) TXU Europe Limited, a private limited company incorporated under the laws of England and Wales, (iii) The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as trustee, (iv) The Bank of New York (Delaware), a banking corporation duly organized and existing under the laws of the State of Delaware, as Delaware trustee, (v) Laura Anderson, __________________, ____________________ and ____________________, each an individual, and each of whose address is c/o TXU Business Services Company, 1601 Bryan Avenue, Dallas, Texas 75201, (vi) __________________, a corporation incorporated under the laws of the State of Delaware, and (vii) the several Holders, the Trust hereby issues this Control Certificate to _______________________. The designations, rights, privileges, restrictions, and preferences of the holder of this certificate are set forth in, and shall in all respects be subject to the terms and provisions of, the Trust Agreement. The Trust shall furnish a copy of the Trust Agreement to the holder hereof without charge upon written request to the Trust at its principal place of business.

     Upon receipt of the Control Certificate, the holder hereof is bound by the Trust Agreement and is entitled to the benefits thereunder. Receipt of the Control Certificate will not bestow or impose on the holder hereof any economic or financial interest in or obligation with respect to the Trust.

     IN WITNESS WHEREOF, the Trust has executed this certificate this __day of ________, _______.



                                      A2-1

TXU EUROPE CAPITAL I


By:
   -----------------------------------------
   ____________________, solely in
   his (her) capacity as Administrative
   Trustee

AGREED AND ACCEPTED:


------------------------------------------,
     as holder of the Control Certificate


By:
   ----------------------------------------

Title:
      -------------------------------------


                                      A2-2